Exhibit 4.5

AMENDMENT NO. 1 TO AMENDED AND RESTATED VOTING AGREEMENT

THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED VOTING AGREEMENT (this “Amendment”) is made as of November 2, 2010 between Bazaarvoice, Inc., a Delaware corporation (the “Company”), the Investors and the Founders. Capitalized terms used but not defined herein shall have the respective meanings assigned to them in that certain Amended and Restated Voting Agreement dated as of February 9, 2010 (as previously amended, the “Agreement”) by and among the Company, the Investors and the Founders.

R E C I T A L S

WHEREAS:  The Agreement currently provides for the election of three Mutual Directors; and

WHEREAS:  The Company, the Investors and the Founders desire to amend the Agreement to provide for the election of four Mutual Directors.

A G R E E M E N T

NOW, THEREFORE:  For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.         Amendment of Section 2(d). Section 2(d) of the Agreement is hereby amended and restated to read as follows:

(d)         four designees (each, a “Mutual Director” and, together, the “Mutual Directors”) mutually agreed upon by each of the directors elected pursuant to subsections 2(a), (b) and (c) above (initially Mike Bennett, Dev Ittycheria, Ed Keller and Tom Meredith).

2.         Miscellaneous. Except as set forth herein, the Agreement shall continue in full force and effect. This Amendment shall become effective upon the execution hereof by the Company and the Majority Investors. This Amendment shall be governed by the laws of the State of Delaware without regard to conflict of law rules.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

BAZAARVOICE, INC.

By:	/s/ Bryan Barksdale
Name:	Bryan Barksdale
Title:	General Counsel

AUSTIN VENTURES VIII, L.P.

By:	AV Partners VIII, L.P., its general partner

By:	/s/ Chris A. Pacitti
Chris A. Pacitti
General Partner

BATTERY VENTURES VIII, L.P.

By:	Battery Partners VIII, L.L.C., its general partner

By:	/s/ Neeraj Agrawal
Name:	Neeraj Agrawal
Title:	Partner

[AMENDMENT NO. 1 TO AMENDED AND RESTATED VOTING AGREEMENT]